Exhibit 1.5

Estatutos Sociales de

Satélites Mexicanos, S.A. de C.V.

(“Sociedad”)

Capítulo I

Denominación, Objeto, Domicilio, Nacionalidad y Duración

Artículo Primero. Denominación. La denominación social de la Sociedad es “Satélites Mexicanos”, cuya denominación irá seguida de las palabras “Sociedad Anónima de Capital Variable”, o de su abreviatura “S.A. de C.V.”

Artículo Segundo. Objeto. La Sociedad tendrá por objeto social:

1.                                     La instalación, operación, control y explotación de satélites artificiales, mediante la ocupación y explotación de posiciones orbitales geoestacionarias y órbitas satelitales asignadas a México y/o en el extranjero, con sus respectivas bandas de frecuencias y derechos de emisión y recepción de señales en los términos de la Ley Federal de Telecomunicaciones, y conforme a las concesiones y permisos otorgados por el Gobierno Mexicano y/o por cualquier otro gobierno extranjero en favor de la Sociedad;

2.                                     La construcción, operación y explotación de los centros de control asociados a su sistema satelital;

3.                                     La prestación de todo tipo de servicios nacionales e internacionales de telecomunicaciones vía satélite, incluyendo, sin limitación, la prestación de servicios de conducción y distribución de señales de televisión, (incluyendo los servicios de difusión directa de televisión ((DTH/DBS)), telefonía y datos, entre otros que sean técnicamente factibles y viables, conforme a las autorizaciones, concesiones, permisos, licencias y cualquier documento que sea necesario obtener para la prestación de los servicios respectivos;

4.                                     La explotación de derechos de emisión y recepción de señales de bandas de frecuencias asociadas a sistemas satelitales extranjeros a ser concesionada, en su caso, por la autoridad competente;

5.                                     La prestación de servicios a personas que no cuenten con un título de concesión de red pública de telecomunicaciones, siempre que tales servicios se presten a través de sociedades afiliadas, subsidiarias o filiales que cuenten con concesión de red pública de telecomunicaciones o permiso de comercializadora de servicios de telecomunicaciones;

6.                                     La realización de otras actividades o la prestación de otros servicios que estén relacionados con la industria de las telecomunicaciones;

7.                                     En los casos a que se refieren las fracciones primera a sexta anteriores, la Sociedad deberá obtener las concesiones, permisos o registros que sean requeridos para que la misma pueda prestar los servicios o realizar las actividades relacionadas con su objeto social, así como cumplir con todas las disposiciones legales aplicables;

8.                                     Participar como socio, accionista o inversionista en cualquier entidad, incluyendo corporaciones, asociaciones o sociedades mexicanas y/o extranjeras, así como en compra, venta suscripción, disposición, permuta, subasta y/o cualesquier otra transacción bajo cualquier título respecto cualesquiera acciones, partes sociales o certificados de participación en cualquier entidad según sea necesario o conveniente para el cumplimiento de su objeto social;

9.                                     Adquirir, bajo cualquier título legal, acciones, intereses, participaciones o partes sociales de cualquier tipo de sociedades mercantiles o civiles, tanto mexicanas como extranjeras, ya sea formando parte de su constitución o mediante adquisición posterior, así como enajenar, disponer y negociar tales acciones, participaciones y partes sociales, incluyendo cualquier otro título-valor;

10.                              Llevar a cabo todo tipo de esfuerzos, comisiones, distribución, representación de ventas, mediaciones, y actuar como agente de personas físicas y morales, mexicanas o extranjeras, conforme resulte necesario o conveniente para el cumplimiento de su objeto social;

11.                              Establecer y operar cualquier negocio en cualquier lugar, incluyendo el establecimiento de oficinas, bodegas, centros de distribución y tiendas en México o en el extranjero, conforme resulte necesario o conveniente para el cumplimiento de su objeto social.

12.                              Adquirir, poseer, arrendar, subarrendar u otorgar comodatos y explotar cualquier clase de bienes raíces y/u otras propiedades o bienes que resulten necesarios o convenientes para el cumplimiento de su objeto social;

13.                              Obtener y otorgar licencias, así como el uso y explotación bajo cualquier título, de toda clase de concesiones, permisos, licencias, franquicias y autorizaciones en relación con la asistencia técnica y tecnológica, patentes, registros de modelos de utilidad, diseño industrial marcas y denominaciones de origen, entre otros, que resulten necesarios o convenientes para el cumplimiento de su objeto social;

14.                              Recibir de otras sociedades y personas, así como prestar o proporcionar a otras sociedades y personas, cualquier servicio o asesoramiento que sea necesario para el logro de sus finalidades u objetos sociales, tales como, entre otros, servicios administrativos, financieros, de tesorería, auditoría, mercadotecnia, preparación de balances y presupuestos, elaboración de programas y manuales, análisis de resultados de operación, evaluación de información sobre productividad y de posibles financiamientos, preparación de estudios acerca de la disponibilidad de capital, asistencia técnica, asesoría o consultoría;

15.                              Obtener, adquirir, desarrollar, comercializar, hacer mejoras, utilizar, otorgar y recibir licencias, o disponer bajo cualquier título legal de toda clase de patentes, marcas, certificados de invención, nombres comerciales, modelos de utilidad, diseños industriales, secretos industriales y cualesquiera otros derechos de propiedad industrial, así como derechos de autor, opciones sobre ellos y preferencias, ya sea en México o en el extranjero;

16.                              Obtener toda clase de préstamos o créditos, emitir obligaciones, bonos, papel comercial y cualquier otro título de crédito o instrumento equivalente, sin o con el otorgamiento de garantía real específica mediante prenda, hipoteca, fideicomiso o bajo cualquier otro título legal, así como otorgar cualquier tipo de financiamiento o préstamo a sociedades mercantiles o civiles, empresas e instituciones con las que la Sociedad tenga relaciones de negocios o participaciones sociales, recibiendo o no garantías reales o personales específicas;

17.                              Otorgar toda clase de garantías personales, reales de obligaciones y avalar títulos de crédito a cargo de otras sociedades, asociaciones e instituciones en las que la Sociedad tenga una parte social o participación o con las que tenga relaciones de negocios.

18.                              Suscribir, emitir, girar y avalar toda clase de títulos de crédito, así como aceptarlos y endosarlos;

19.                              Realizar, supervisar o contratar, por cuenta propia o de terceros, toda clase de construcciones, edificaciones, conjuntos inmobiliarios, fraccionamientos, edificios o instalaciones para oficinas o establecimientos;

20.                              Llevar a cabo por cuenta propia o de terceros, programas de capacitación y desarrollo, así como trabajos de investigación;

21.                              Dar o tomar en arrendamiento o en comodato; adquirir, poseer, permutar, enajenar, transmitir, disponer o gravar la propiedad o posesión de toda clase de bienes muebles e inmuebles, así como otros derechos reales o personales sobre estos, que sean necesarios o convenientes para su objeto social o para las operaciones u objetos sociales de las sociedades mercantiles o civiles, asociaciones e instituciones en las que la Sociedad tenga alguna parte social o participación de cualquier naturaleza;

22.                              Actuar como comisionista, mediador, representante, distribuidor o intermediario de cualquier persona o sociedad; y

23.                              En general, celebrar y realizar todos los actos, contratos y operaciones, accesorios o incidentales, que sean necesarios o convenientes para la realización de las actividades antes mencionadas y de su objeto social.

Artículo Tercero. Domicilio. El domicilio de la Sociedad es el Distrito Federal, México. Sin embargo, la Sociedad podrá establecer agencias, sucursales, bodegas u oficinas en cualquier parte de la República Mexicana o en el extranjero, y someterse a domicilios convencionales, sin que esto implique un cambio en el domicilio social.

Artículo Cuarto. Nacionalidad. La Sociedad es de nacionalidad Mexicana. Cualquier extranjero que adquiera al momento de la constitución de la Sociedad, o posterior a ésta, una parte o participación de la Sociedad, se considerarán, por ese simple hecho, como nacionales respecto a las acciones o derechos de la Sociedad que adquieran o de que sean titulares, así como de los bienes, derechos, concesiones, participaciones o intereses de que sea titular la Sociedad, o bien de los derechos y obligaciones que deriven de los contratos en que sea parte la propia Sociedad, y se obliga a no invocar, por lo mismo, la protección de su Gobierno, bajo la pena, en caso contrario, de perder en beneficio de la Nación Mexicana los derechos o activos que hubiere adquirido.

Artículo Quinto. Duración. La duración de la Sociedad es de 99 (noventa y nueve) años a partir de la fecha de la constitución de la Sociedad, en el entendido que dicho término podrá ser extendido mediante resolución por parte de la Asamblea General Extraordinaria de Accionistas según se establece en los presentes estatutos.

Capítulo II

Capital Social y Acciones

Artículo Sexto. Capital Social. El capital social será variable. La porción mínima fija del capital social es de: $50,000.00 (cincuenta mil pesos 00/100 M.N.) y se encuentra representada por acciones ordinarias, nominativas, Clase “I”, sin expresión de valor nominal, las cuales están íntegramente suscritas y pagadas. La parte variable del capital social será ilimitada y estará representada por acciones ordinarias, nominativas Clase “II”, sin expresión de valor nominal. A menos que se establezca lo contrario en estos estatutos, todas las acciones conferirán a sus tenedores el derecho de emitir un voto por cada acción de la que sean titulares en las Asambleas de Accionistas.

Artículo Séptimo. Acciones.

Las acciones representativas del capital social de la Sociedad podrán ser suscritas o adquiridas libremente por cualquier persona física o moral, incluyendo inversionistas extranjeros.

La Asamblea General Extraordinaria de Accionistas podrá resolver sobre la emisión de series de acciones, las cuales podrán otorgar a sus tenedores los derechos y/u obligaciones determinados por dicha Asamblea Extraordinaria de Accionistas.

Todas las acciones conferirán los mismos derechos y obligaciones a sus tenedores (excepto por aquellas que puedan emitirse conforme a resolución de la Asamblea General Extraordinaria de Accionistas en términos del párrafo anterior). La Sociedad no emitirá acciones sin derecho a voto.

Artículo Octavo. Libro de Registro de Acciones. La Sociedad deberá mantener un Libro de Registro de Acciones en el que se inscribirá el nombre, nacionalidad y domicilio de cada uno de los accionistas de la Sociedad, el número, Clase y Serie de las acciones de cada uno de ellos, todas las transferencias realizadas en relación con las mismas y todos los requisitos que se establecen en el Artículo 128 (ciento veintiocho) de la Ley General de Sociedades Mercantiles.

La Sociedad únicamente considerará como legítimos accionistas a aquellas personas que aparezcan inscritas como tales en el Libro de Registro de Acciones en términos del Artículo 129 (ciento veintinueve) de la Ley General de Sociedades Mercantiles.

El Libro de Registro de Acciones deberá permanecer cerrado durante los periodos contados a partir del tercer día hábil anterior a cualquier Asamblea de Accionistas, hasta el día en que la Asamblea de Accionistas se lleve a cabo, y por lo tanto, durante dicho periodo, ninguna inscripción o asiento en dicho Libro de Registro de Acciones deberá ser realizado.

Artículo Noveno. Títulos de Acciones. Las acciones representativas del capital social de la Sociedad son indivisibles y estarán representadas por títulos definitivos o provisionales, representando una o más acciones. Los títulos de acciones definitivos o provisionales deberán ser emitidos de conformidad con los requerimientos establecidos por los Artículos 111 (ciento once), 125 (ciento veinticinco), 126 (ciento veintiséis) y demás disposiciones aplicables de la Ley General de Sociedades Mercantiles. Los títulos de acciones definitivos o provisionales deberán estar numerados de manera progresiva dentro de sus respectivas Clases y, en su caso, Series, y deberán ser firmados por 2 (dos) Consejeros del Consejo de Administración y, en el caso de títulos de acciones definitivos, los mismos deberán llevar adheridos a los mismos cupones debidamente numerados.

Los Artículos Séptimo, Décimo y Décimo Primero de estos estatutos deberán ser transcritos verbatim en todos los títulos de acciones definitivos o provisionales.

En caso de extravío, destrucción o robo de uno o más de los títulos de acciones definitivos o provisionales, el procedimiento establecido en el Artículo 44 (cuarenta y cuatro) y demás subsecuentes de la Ley General de Títulos y Operaciones de Crédito deberá ser aplicado. Por lo tanto, la Sociedad, en seguimiento a la solicitud escrita realizada por el accionista interesado, podrá reemplazar el título extraviado, destruido o robado, en el entendido que dicho título, ya sea definitivo o provisional, deberá ser emitido únicamente a nombre de la persona física o moral que se encuentre inscrita como propietario de las acciones en el Libro de Registro de Acciones de la Sociedad.

Artículo Décimo. Aumentos y Disminuciones del Capital Social. El capital social de la Sociedad podrá ser aumentado o disminuido de conformidad con las siguientes reglas:

1.                                      Aumentos. Sujeto a lo establecido en el punto 2 siguiente, la Asamblea General Extraordinaria de Accionistas deberá discutir y resolver sobre cualquier aumento en el capital social de la Sociedad, ya sea en su parte fija (Acciones Clase “I”) o variable (Acciones Clase “II”), y la forma y términos en que la emisión, suscripción y pago de las acciones deberá ser realizada. Cualquier aumento en la parte fija del capital social requerirá la modificación del Artículo Sexto de estos estatutos. En caso de aumento en la parte variable del capital social, no será necesaria la protocolización o registro de las actas de la Asamblea correspondiente.

Los aumentos de capital social deberán ser inscritos en el Libro de Variaciones de Capital, el cual deberá ser mantenido por la Sociedad de conformidad con las disposiciones de la Ley General de Sociedades Mercantiles.

En caso de aumento de capital social, los accionistas tendrán el derecho de preferencia para suscribir las acciones emitidas como resultado de dicho aumento, proporcionalmente con el número de acciones que tenga cada accionista al momento del aumento correspondiente de conformidad con el Artículo 132 (ciento treinta y dos) de la Ley General de Sociedades Mercantiles. Los accionistas deberán ejercer dicho derecho dentro de un periodo de 15 (quince) días naturales contados a partir del día en que se realice la publicación de la convocatoria correspondiente a los accionistas en el Diario Oficial de la Federación y en alguno de los periódicos de mayor circulación en el domicilio social de la Sociedad; en el entendido, sin embargo, que si en la Asamblea de Accionistas correspondiente se encuentra presente o representada la totalidad del capital social de la Sociedad, la publicación de la convocatoria no será necesaria y, por lo tanto, el periodo de 15 (quince) días naturales comenzará a correr a partir de la fecha de la Asamblea correspondiente.

Considerando que las acciones de la Sociedad no tienen valor nominal, no será necesario emitir nuevos títulos de acciones como resultado de un aumento de capital para la capitalización de primas sobre acciones, capitalización de utilidades retenidas o capitalización de reservas de valuación o revaluación, salvo que así lo requiera la Asamblea General de Accionistas en la que se apruebe el aumento relevante o según sea requerido de conformidad con el artículo 210-Bis (doscientos diez-Bis) de la Ley General de Títulos y Operaciones de Crédito.

No se podrán emitir nuevas acciones hasta en tanto todas las acciones que se hayan emitido con anterioridad hayan sido completamente suscritas y pagadas.

2.                                      Autorización de SCT. Cualquier suscripción de acciones del capital social de la Sociedad que, en un acto o sucesión de actos, represente el 10% (diez por ciento) o más del capital social, estará sujeto a las siguientes reglas:

a.                                     La Sociedad deberá dar aviso a la Secretaría de Comunicaciones y Transportes sobre aquellas personas (cada una de ellas, una “Persona Interesada”) interesadas en suscribir las acciones emitidas como resultado del aumento de capital correspondiente. Dicho aviso deberá ser por escrito y deberá contener la información de cada Persona Interesada, en el entendido que en caso de que alguna Persona Interesada no sea una persona física, se deberá presentar a la Secretaría suficiente información para poder identificar a la persona o personas que, directa o indirectamente, tengan una participación del 10% (diez por ciento) o más en dicha Persona Interesada, excepto si dicha Persona Interesada es una administradora de fondos para el retiro o un fondo de inversión;

b.                                     La Secretaría de Comunicaciones y Transportes tendrá el derecho de objetar la operación de que se trate, por causas justificadas, en el entendido que dicha objeción se deberá hacer dentro de un periodo de 30 (treinta) días naturales contados a partir de la fecha en que se recibió el aviso correspondiente por parte de la Sociedad;

c.                                      En caso de que la Secretaría de Comunicaciones y Transportes no objete la operación de que se trate dentro del periodo de 30 (treinta) días naturales, la operación se tendrá como autorizada; y

d.                                     Únicamente aquellas operaciones que no hayan sido objetadas por parte de la Secretaría de Comunicaciones y Transportes podrán ser inscritas en el Libro de Registro de Acciones de la Sociedad.

Los requisitos del aviso y la autorización que se establecen en los párrafos que anteceden no serán aplicables a la suscripción de acciones de voto limitado emitidas de acuerdo al Artículo 113 (ciento trece) de la Ley General de Sociedades Mercantiles, o en caso de suscripción de acciones por parte de los accionistas de la Sociedad cuando no se modifique la proporción de la participación de dichos accionistas en el capital social de la Sociedad.

3.                                      Disminuciones. La Asamblea General Extraordinaria de Accionistas deberá discutir y resolver las disminuciones del capital social de la Sociedad en su porción mínima fija (Acciones Clase “I”), mientras que la Asamblea General Ordinaria de Accionistas deberá discutir y resolver las disminuciones del capital variable (Acciones Clase “II”). Cualquier disminución en la porción mínima fija del capital social requerirá de la modificación del Artículo Sexto de estos estatutos. En caso de disminución en la parte variable del capital social, no será necesaria la protocolización o registro de las actas de la Asamblea correspondiente.

Las disminuciones de capital social deberán ser inscritas en el Libro de Variaciones de Capital, el cual deberá ser mantenido por la Sociedad de conformidad con las estipulaciones de la Ley General de Sociedades Mercantiles.

El capital social de la Sociedad podrá ser disminuido para absorber pérdidas, para reembolsar a los accionistas sus aportaciones o para liberarlos de exhibiciones no realizadas o por el derecho de separación de los accionistas establecido en el Artículo 206 (doscientos seis) de la Ley General de Sociedades Mercantiles.

En caso de que se realice una disminución en la porción mínima fija del capital social, se deberá aplicar lo establecido por el Artículo 9 (nueve) de la Ley General de Sociedades Mercantiles, salvo que la disminución correspondiente se haga mediante absorción de pérdidas.

En ningún caso podrá disminuirse el capital social en una cantidad menor a la mínima requerida por ley.

Artículo Décimo Primero. Transmisión de Acciones. Los accionistas de la Sociedad no podrán vender, transferir, ceder, otorgar en garantía prendaria u otorgar garantía de cualquier naturaleza, o de cualquier otra forma disponer de (ya sea por mandato de ley o de cualquier otra forma, incluyendo como resultado de una fusión o adquisición (cada una, individualmente, una “Transferencia”)) acción alguna propiedad de los respectivos accionistas, excepto (i) cuando dicha Transferencia sea previamente aprobada, en la medida que se requiera, por las autoridades competentes que regulan las actividades de la Sociedad, incluyendo, en forma enunciativa pero no limitativa, la Secretaría de Comunicaciones y Transportes, en términos de las disposiciones aplicables de la Ley Federal de Telecomunicaciones, y demás autoridades competentes, en México y/o en el extranjero; y (ii) cuando dicha Transferencia no ocasione un incumplimiento por parte de la Sociedad, o de sus subsidiarias, con sus obligaciones contractuales bajo instrumentos de deuda emitidos por la Sociedad o cualquier otro convenio o instrumento celebrado por los accionistas de la Sociedad o con terceros. Cualquier intento de Transferencia de acciones emitidas por la Sociedad, realizado en contravención con lo dispuesto en esta cláusula será considerado nulo y sin efecto legal alguno, y la Sociedad deberá abstenerse de registrar dicha Transferencia en el Libro de Registro de Acciones de la Sociedad. Todos los adquirentes autorizados en términos de los numerales (i) y (ii) anteriores deberán suscribir cualquier convenio entre accionistas (o similar) que haya sido celebrado por los accionistas de la Sociedad, en su caso, para los efectos aquí descritos y se encontrarán sujetos a los mismos términos y condiciones que los accionistas transferentes.

Capítulo III

Asambleas de Accionistas

Artículo Décimo Segundo. Facultades. La Asamblea de Accionistas es el órgano supremo de la Sociedad y tiene el más amplio poder para determinar y ratificar cualquier actividad u operación de la Sociedad. Las resoluciones tomadas por la Asamblea de Accionistas serán ejecutadas por las personas que en ellas se designen, y dichas resoluciones obligarán a los accionistas, inclusive a aquellos que se ausenten en la Asamblea de Accionistas o que emitan su voto en sentido contrario en la misma. En cualquier caso, los accionistas que emitan su voto en sentido contrario a una resolución adoptada tendrán los derechos de oposición que les son conferidos por la Ley General de Sociedades Mercantiles.

Artículo Décimo Tercero. Asambleas Ordinarias, Extraordinarias y Especiales. Las Asambleas de Accionistas serán Generales Ordinarias, Extraordinarias y Especiales.

1.                                     Una Asamblea General Ordinaria de Accionistas deberá de celebrarse dentro de los 4 (cuatro) meses siguientes a la clausura de cada ejercicio fiscal de la Sociedad para tratar los siguientes asuntos:

a.                                     Discutir, aprobar o modificar el informe entregado por el Consejo de Administración de conformidad con el Artículo 172 (ciento setenta y dos) de la Ley General de Sociedades Mercantiles, tomando en consideración el informe de los Comisarios;

b.                                     Discutir, aprobar o modificar el informe anual rendido por parte de los Comités de Auditoría y de Compensaciones, de ser el caso;

c.                                      En caso de ser necesario, designar a los miembros del Consejo de Administración y a los Comisarios y, si los hubiere, a sus respectivos suplentes; y

d.                                     Determinar las contraprestaciones de los miembros del Consejo de Administración y de los Comisarios y, si los hubiere, de sus respectivos suplentes, tomando en consideración las recomendaciones hechas por el Comité de Compensaciones, si lo hubiere.

2.                                     Las Asambleas Generales Ordinarias de Accionistas podrán celebrarse en todo momento para discutir cualquier asunto que no sea exclusivo de las Asambleas Generales Extraordinarias de Accionistas de conformidad con el Artículo 182 (ciento ochenta y dos) de la Ley General de Sociedades Mercantiles o estos estatutos.

3.                                     Los asuntos reservados para la Asamblea General Extraordinaria de Accionistas son:

a.                                     Extensión en la duración de la Sociedad;

b.                                     Disolución voluntaria y liquidación de la Sociedad;

c.                                      Aumentos y disminuciones en el capital social fijo de la Sociedad;

d.                                     Cambio en el objeto social de la Sociedad,

e.                                      Cambio de nacionalidad de la Sociedad o reestructura que modifique su nacionalidad (incluyendo la domiciliación en el extranjero);

f.                                       Transformación de la Sociedad;

g.                                      Fusión de la Sociedad con otra sociedad;

h.                                     Escisión de la Sociedad;

i.                                         Emisión de acciones preferentes o distintas clases de series o sub-series de acciones;

j.                                        Amortización de la Sociedad respecto a sus propias acciones y emisión de acciones de goce;

k.                                     Emisión de bonos;

l.                                         Cualquier modificación a los estatutos de la Sociedad;

m.                                 Amortización de acciones u otros títulos valores; y

n.                                     Cualquier otra asunto para el cual la legislación mexicana aplicable o los presentes estatutos lo requiera específicamente.

4.                                     Las Asambleas de Accionistas convocadas para discutir cualquier asunto que afecte a una determinada Serie de acciones serán consideradas como Asambleas Especiales.

Artículo Décimo Cuarto. Convocatorias a Asambleas de Accionistas. Las Asambleas de Accionistas se celebrarán en el domicilio de la Sociedad, excepto por eventos de caso fortuito o fuerza mayor. Tanto las Asambleas Generales Ordinarias como las Extraordinarias deberán de celebrarse cuando sean convocadas por (i) el Consejo de Administración, (ii) el Secretario del Consejo de Administración, (iii) dos miembros del Consejo de Administración, o (iv) cualquiera de los Comisarios de la Sociedad.

Cualquier accionista o grupo de accionistas que representen por lo menos el 33% (treinta y tres por ciento) de las acciones emitidas y pagadas con derecho a voto, podrán pedir por escrito, en cualquier tiempo, que el Consejo de Administración o los Comisarios convoquen a una Asamblea de Accionistas para discutir los asuntos que especifiquen en su solicitud. Cualquier accionista tendrá el mismo derecho en cualquiera de los casos a que se refiere el artículo 185 (ciento ochenta y cinco) de la Ley General de Sociedades Mercantiles. Si (i) el Consejo de Administración, (ii) el Secretario del Consejo de Administración, (iii) dos miembros del Consejo de Administración, o (iv) cualquiera de los Comisarios de la Sociedad, según sea el caso, se negaren a hacer o no hicieren la convocatoria dentro de los 15 (quince) días naturales siguientes a la fecha de recepción de la solicitud, el accionista que lo solicitó podrá pedir a la autoridad judicial competente del domicilio de la Sociedad que realice dicha convocatoria de conformidad con lo establecido por el artículo 184 (ciento ochenta y cuatro) de la Ley General de Sociedades Mercantiles.

Las convocatorias para las Asambleas Generales Ordinarias y Extraordinarias de Accionistas deberán ser firmadas por la persona que realice la convocatoria, en el entendido que, si fue hecha por el Consejo de Administración, deberá tener la firma del Secretario (o, en su caso, de su suplente). Las convocatorias deberán especificar el lugar, fecha y hora de la Asamblea de Accionistas, deberán incluir el orden del día, especificar si se celebrará en primera convocatoria o subsecuentes y deberán ser publicadas en el Diario Oficial de la Federación y en uno de los periódicos de mayor circulación en el domicilio de la Sociedad, con cuando menos 15 (quince) días naturales de anticipación a la fecha en la que se pretenda celebrar la Asamblea. Las Asambleas de Accionistas serán válidamente celebradas sin necesidad de convocatoria previa o publicación de ningún tipo cuando todas las acciones con derecho a voto en el asunto relevante se encuentren presentes o representadas en la misma.

Artículo Décimo Quinto. Requisitos de Quórum. (a) Para ser válidas, las Asambleas Generales Ordinarias de Accionistas celebradas por virtud de primera o ulterior convocatoria, deberán de contar con la presencia o debida representación de la mayoría simple de las acciones con derecho a voto. Las resoluciones adoptadas en las Asambleas Generales Ordinarias de Accionistas serán válidas cuando se tomen por el voto favorable de por lo menos la mayoría de las acciones presentes o representadas en la Asamblea.

(b)                                  Para ser válidas, las Asambleas Generales Extraordinarias de Accionistas celebradas por virtud de primera convocatoria, deberán de contar con la presencia o debida representación de, por lo menos, el 75% (setenta y cinco por ciento) de las acciones con derecho a voto. En caso de segunda o ulteriores convocatorias, las Asambleas Generales Extraordinarias de Accionistas serán consideradas como legalmente reunidas con la presencia o debida representación de, cuando menos, el 50% (cincuenta por ciento) de las acciones con derecho a voto. Las resoluciones adoptadas en las Asambleas Generales Extraordinarias de Accionistas serán válidas cuando se tomen por el voto favorable de, por lo menos, la mitad del capital social de la Sociedad.

Artículo Décimo Sexto. Admisión a Asambleas de Accionistas. Únicamente serán admitidos en la Asamblea de Accionistas, aquellos accionistas que aparezcan inscritos como tales en el Libro de Registro de Acciones de la Sociedad.

Los accionistas podrán ser representados en las Asambleas de Accionistas por una o más personas designadas mediante simple carta poder otorgada ante dos testigos, o que tenga el poder suficiente de acuerdo con el poder otorgado de conformidad con la ley aplicable. Los miembros del Consejo de Administración y los Comisarios no podrán representar a accionista alguno en las Asambleas de Accionistas.

Los accionistas que, además de haber cumplido con los requerimientos para depositar o entregar sus acciones, establecido en la convocatoria correspondiente a la Asamblea de Accionistas, estén inscritos como tales en el Libro de Registro de Acciones que lleve la Sociedad en términos de estos estatutos, serán admitidos a la Asamblea de Accionistas.

Artículo Décimo Séptimo. Presidente y Secretario; Escrutadores. Las asambleas serán presididas por el Presidente del Consejo de Administración. El Secretario del Consejo de Administración actuará como Secretario en las Asambleas de Accionistas. En ausencia de cualquiera de estas personas, la Asamblea de Accionistas deberá designar, por mayoría de votos de los presentes o representados en la misma, a las personas que actuarán como Presidente y Secretario, respectivamente, de la Asamblea de Accionistas correspondiente.

Un Escrutador será nombrado por dicha Asamblea de Accionistas de aquellas personas que se encuentren presentes en la misma para que certifique el número de accionistas presentes en la Asamblea de Accionistas correspondiente.

Artículo Décimo Octavo. Actas. Las actas de todas las Asambleas de Accionistas deberán ser elaboradas, incluyendo aquellas que no se celebren por falta de quórum, y registradas en el Libro de Registro de Actas de Asamblea de Accionistas de la Sociedad. Las actas de Asambleas de Accionistas deberán ser firmadas por aquellas personas que actuaron como Presidente y Secretario en la Asamblea correspondiente, así como, en caso de haber estado presentes, por los Comisarios presentes en la misma.

Se deberá adjuntar a cada una de las actas de Asambleas de Accionistas, según corresponda, las copias de las publicaciones de la convocatoria, cualesquiera otros documentos que se hayan puesto a disposición de los accionistas y la lista de asistencia debidamente firmada por los accionistas que estuvieron presentes o por sus representantes, así como por el Escrutador de la misma. En caso de que, por el motivo que fuese, no se pudiera registrar el acta de alguna Asamblea de Accionistas en el Libro de Actas de Asambleas de Accionistas de la Sociedad, dicha acta deberá ser protocolizada.

Salvo el caso de adopción de resoluciones respecto al aumento en, o disminución de, la parte variable del capital social de la Sociedad a que se refiere el Artículo Décimo de estos estatutos, las actas de todas las Asambleas Generales Extraordinarias de Accionistas siempre deberán ser protocolizadas e inscritas en el Registro Público de Comercio del domicilio social de la Sociedad.

Artículo Décimo Noveno. Resoluciones Unánimes por Escrito. No obstante cualquier disposición contraria en los presentes estatutos, las resoluciones adoptadas por los accionistas serán válidas sin necesidad de ser acordadas en una asamblea, cuando dichas resoluciones sean aprobadas por unanimidad de los accionistas con derecho a voto en el asunto correspondiente. Las resoluciones aprobadas de la manera aquí establecida producirán los mismos efectos y tendrán las mismas consecuencias legales que las resoluciones aprobadas en una Asamblea de Accionistas debidamente convocada y celebrada. Cuando las resoluciones de los accionistas sean aprobadas mediante el voto unánime y por escrito, no será necesaria convocatoria alguna o cualquier otra formalidad, salvo por la firma de todos los accionistas con derecho a voto en el asunto relevante (o sus respectivos representantes) en el documento que evidencie la aprobación de la resolución correspondiente. Dichos documentos deberán ser anexados a las actas de las resoluciones y las resoluciones deberán ser inscritas en el Libro de Actas de Asambleas de Accionistas de la Sociedad.

Capítulo IV

Administración de la Sociedad

Artículo Vigésimo. Consejo de Administración. La administración de la Sociedad estará a cargo de un Consejo de Administración integrado por 3 (tres) o más miembros y sus respectivos suplentes, según lo determine la Asamblea General Ordinaria de Accionistas. Los suplentes podrán actuar como tales para uno o más de los miembros propietarios del Consejo de Administración.

Los accionistas tendrán derecho de remover y reemplazar a los Consejeros en cualquier momento y por cualquier razón, así como a designar a otro consejero en las vacantes creadas por cualquier otro motivo.

Los miembros del Consejo de Administración y sus suplentes, según sea el caso, mantendrán dicho cargo por aquel periodo que determine la Asamblea General Ordinaria de Accionistas, sujetos a remoción anticipada por los accionistas titulares de las series de acciones que los hayan designado, y podrán ser reelectos por el número de veces que se considere conveniente pero, en cualquier caso, mantendrán su cargo hasta en tanto no se designe a una persona o personas que los sustituyan y tomen cargo del mismo (sujeto a remoción anticipada). Sus emolumentos serán determinados por la Asamblea General Ordinaria de Accionistas, tomando en consideración la propuesta del Comité de Compensaciones, si lo hubiere.

Salvo que se determine lo contrario por la Asamblea General Ordinaria de Accionistas que los designó, los miembros del Consejo de Administración y sus respectivos suplentes deberán garantizar el desempeño de sus deberes con una garantía por un monto propuesto por el Comité de Compensaciones y ratificado por la Asamblea General Ordinaria de Accionistas que haya aprobado el nombramiento.

Artículo Vigésimo Primero. Presidente y Secretario. EI Presidente, el Secretario y el Secretario suplente, en caso de haberlo, del Consejo de Administración, serán nombrados por cada Asamblea General Anual Ordinaria de Accionistas de la Sociedad, de entre cualquiera de los consejeros designados por los accionistas.

Artículo Vigésimo Segundo. Sesiones del Consejo. El Consejo de Administración se reunirá cuando sea convocado, pero cuando menos 4 (cuatro) veces al año. Las Sesiones del Consejo de Administración se celebrarán en el domicilio social o en cualquier otro lugar dentro de la República Mexicana o en el extranjero, según se establezca en la convocatoria correspondiente.

Si el Presidente no asistiere a la Sesión, ésta será presidida por el Consejero que designen los miembros que se encuentren presentes, físicamente, vía telefónica, conferencia telefónica o video conferencia, por mayoría de votos. Si el Secretario, o su suplente, si lo hubiere, no asistieren a la Sesión, actuará como tal la persona que designe el Consejo por mayoría de votos de sus miembros presentes.

Artículo Vigésimo Tercero. Convocatorias. Las convocatorias para las Sesiones del Consejo de Administración serán hechas por escrito por (i) el Presidente del Consejo de Administración, (ii) el Secretario del Consejo de Administración, o (iii) dos miembros del Consejo de Administración pero, en cualquier caso, deberán ser firmadas por la persona o personas que haya(n) hecho la convocatoria. Las convocatorias deberán ser entregadas físicamente a cada uno de los Consejeros titulares, en el domicilio que previamente hubiere proporcionado por escrito dicho Consejero al Secretario del Consejo de Administración de tiempo en tiempo, con por lo menos con 7 (siete) días de anticipación a la fecha fijada para la celebración de la Sesión. Las convocatorias deberán especificar el lugar, la fecha y hora de la Sesión, deberán incluir el orden del día y deberán establecer si se celebrará en primera o ulterior convocatoria. No será necesaria la convocatoria si todos los Consejeros, o sus suplentes, estuvieren presentes en la Sesión, físicamente, vía telefónica, conferencia telefónica o por videoconferencia.

Artículo Vigésimo Cuarto. Actas. Las actas de cada Sesión del Consejo deberán ser preparadas, incluyendo aquellas que no se celebren por falta de quórum, y serán asentadas en el Libro de Actas de Sesiones del Consejo de la Sociedad. Las actas de las Sesiones del Consejo serán firmadas por aquellas personas que actuaron como Presidente y Secretario de la Sesión y por el o los Comisarios, si los hubiere, que asistieron físicamente, vía telefónica, conferencia telefónica o videoconferencia. Deberá adjuntarse al archivo de las actas de todas las Sesiones del Consejo, según sea el caso, evidencia de la entrega de la convocatoria a sus miembros, cualquier documento presentado ante el Consejo de Administración y una Lista de Asistencia debidamente firmada por aquellos miembros que asistieron a la Sesión físicamente, vía telefónica, conferencia telefónica o videoconferencia. Cuando por cualquier causa el acta de alguna Sesión del Consejo de Administración no pueda ser inscrita en el Libro de Actas de Sesiones del Consejo de Administración, dicha acta deberá ser protocolizada.

Las copias o certificados de las actas de Sesiones del Consejo de Administración y de las Asambleas de Accionistas, así como los asientos contenidos en los libros corporativos y, en general, cualquier documento que se encuentre en el archivo de la Sociedad, podrá ser autorizado y certificado por el Secretario del Consejo de Administración o su suplente, si lo hubiere.

Artículo Vigésimo Quinto. Requisitos de Quórum. Se tendrán por válidamente reunidas las Sesiones del Consejo de Administración en primera convocatoria, cuando la mayoría de sus miembros se encuentre presente en la Sesión físicamente, por vía telefónica, conferencia telefónica o por videoconferencia. En caso de segunda o ulterior convocatoria se tendrán por válidamente reunidas las Sesiones del Consejo de Administración cuando la mayoría de sus miembros se encuentren presentes físicamente en la Sesión o por vía telefónica, conferencia telefónica o videoconferencia. Para que las resoluciones del Consejo de Administración sean válidas, será necesario el voto afirmativo de la mayoría de los miembros presentes físicamente, por vía telefónica, conferencia telefónica o videoconferencia en la Sesión de que se trate.

Artículo Vigésimo Sexto. Resoluciones Unánimes por Escrito. No obstante se establezca lo contrario en los presentes estatutos sociales, el Consejo de Administración podrá acordar válidamente resoluciones, sin la celebración de sesión alguna, si son aprobadas por el voto unánime y por escrito de los miembros del Consejo de Administración. Las resoluciones aprobadas de la manera aquí establecida producirán los mismos efectos y tendrán las mismas consecuencias legales que las resoluciones aprobadas en una sesión del Consejo de Administración. Cuando las resoluciones del Consejo de Administración sean aprobadas mediante el voto unánime y por escrito de sus miembros, no será necesaria convocatoria alguna o cualquier otra formalidad, salvo por la firma de todos los miembros del Consejo de Administración en el documento que evidencie la aprobación de la resolución correspondiente. Dichos documentos deberán ser inscritos en el Libro de Actas de Sesiones del Consejo de la Sociedad y certificados por el Secretario del Consejo de Administración.

Artículo Vigésimo Séptimo. Facultades. El Consejo de Administración será el representante legal de la Sociedad y tendrá, por consiguiente, en adición a los poderes y facultades que se especifiquen en los presentes estatutos o bajo la ley aplicable, las siguientes facultades y poderes:

1.                                     Ejercitar el poder de la Sociedad para pleitos y cobranzas que se otorga con todos los poderes generales y especiales que requieran cláusula especial de conformidad con la ley. En consecuencia, se confiere sin limitación alguna de conformidad con lo establecido en el párrafo primero del Artículo 2,554 (dos mil quinientos cincuenta y cuatro) y 2,587 (dos mil quinientos ochenta y siete) del Código Civil para el Distrito Federal y las disposiciones correlativas de los Códigos Civiles para los otros Estados de la República, estando, consecuentemente, facultado para promover o desistirse del juicio de amparo; para presentar denuncias criminales o desistirse de las mismas; constituirse en coadyuvante del Ministerio Público y otorgar perdón si es apropiado conforme a la Ley; a comprometerse; a sujetarse a arbitraje; a tomar y absolver posiciones; para recusar jueces, recibir pagos y ejecutar todos los actos expresamente determinados por la ley, entre los que se incluye representar a la Sociedad ante tribunales y autoridades penales, civiles, administrativos y del trabajo.

2.                                     Un poder para actos de administración de acuerdo con las disposiciones del párrafo segundo del Artículo 2,554 (dos mil quinientos cincuenta y cuatro) del Código Civil para el Distrito Federal y sus correlativos en los Códigos Civiles de los otros Estados de la República para llevar a cabo el objeto social de la Sociedad.

3.                                     Un poder general para pleitos y cobranzas para asuntos laborales de acuerdo con lo establecido en los Artículos 2,554 (dos mil quinientos cincuenta y cuatro) y 2,587 (dos mil quinientos ochenta y siete) del Código Civil aplicable en materia común para el Distrito Federal y para toda la República Mexicana en materia federal, para que de forma enunciativa y no limitativa, represente a la Sociedad ante las autoridades y tribunales, locales o federales, en particular ante las Juntas de Conciliación y las Juntas de Conciliación y Arbitraje, así como ante la Secretaría del Trabajo y cualesquiera otras autoridades laborales y tribunales administrativos, penales y civiles, estando expresamente autorizado para participar en los procedimientos relacionados con demandas laborales y juicios de amparo, para tomar, dirimir y contestar posiciones y llevar a cabo todos los actos necesarios como representante legal de la Sociedad.

4.                                     Poder general para actos de administración en materia laboral según lo establecido en los Artículos 692 (seiscientos noventa y dos), 786 (setecientos ochenta y seis), 866 (ochocientos sesenta y seis) y demás disposiciones aplicables, así como en el Artículo 870 (ochocientos setenta) de la Ley

Federal del Trabajo, para comparecer ante las autoridades laborales, en asuntos laborales en que la Sociedad sea parte o un tercero interesado, tanto en la parte inicial como en cualquier etapa subsecuente, excluyendo expresamente la facultad para formular y contestar posiciones.

5.                                     Poder para actos de dominio de acuerdo con lo establecido en el párrafo tercero del Artículo 2,554 (dos mil quinientos cincuenta y cuatro) del Código Civil para el Distrito Federal y sus correlativos de los Códigos Civiles de los otros Estados de la República.

6.                                     Poder para emitir, endosar y suscribir títulos de crédito en los términos del Artículo 9 (nueve) de la Ley General de Títulos y Operaciones de Crédito.

7.                                     Para abrir y operar cuentas bancarias y de inversión en nombre de la Sociedad, girar en contra de ellas y designar personas que giren en contra de las mismas.

8.                                     Poder para vigilar el cumplimiento de la Sociedad con las prácticas corporativas establecidas en la Ley General de Sociedades Mercantiles u ordenamiento que lo sustituya, así como en estos estatutos sociales, y protección de los derechos a las minorías establecidos por aquéllos.

9.                                     Poder para llevar a cabo las resoluciones adoptadas por las Asambleas de Accionistas de la Sociedad.

10.                              Poder para conferir poderes generales o especiales en los términos de este Artículo, con o sin autoridad para delegar, así como para revocar los poderes otorgados.

11.                              Poder para crear comités especiales que se consideren necesarios para el desarrollo de las operaciones de la Sociedad, determinando las facultades y obligaciones de dichos comités; en el entendido que dichos comités no tendrán autoridad alguna que, de conformidad con la ley o estos estatutos, corresponda exclusivamente a la Asamblea General de Accionistas o al Consejo de Administración.

12.                              Poder para aprobar el presupuesto anual y plan de negocios de la Sociedad y de sus subsidiarias.

13.                              Poder para designar a directores de la Sociedad para que éstos manejen los asuntos de negocios cotidianos, incluyendo, la designación del Director General de la Sociedad (Chief Executive Officer) y del Director General de Finanzas (Chief Financial Officer) de conformidad con lo establecido en el Artículo Vigésimo Octavo, y demás directores según sea necesario.

14.                              Designación de los miembros de los Comités de Auditoría y de Compensaciones y sus suplentes, de conformidad con lo establecido por el Artículo Vigésimo Noveno.

15.                              En general, poder para realizar todos los actos autorizados por estos estatutos o que puedan ser consecuencia de los mismos.

Artículo Vigésimo Octavo. Directores. El Director General (Chief Executive Officer), el Director de Finanzas (Chief Financial Officer) (o su equivalente) y el Director de Operaciones (Chief Operating Officer) (o su equivalente) de la Sociedad, si lo hubiere, serán designados por el Consejo de Administración de una lista de candidatos presentada por la mayoría de los Consejeros.

Capítulo V

Comités de Compensaciones y de Auditoría

Artículo Vigésimo Noveno. Los Comités. La Sociedad podrá tener un Comité de Compensaciones y un Comité de Auditoría según lo determine el Consejo de Administración.

Los miembros de los Comités de Compensaciones y Auditoría, de ser el caso, durarán en su cargo por 1 (un) año o hasta en tanto las personas que hayan sido designadas para sustituirlos tomen el cargo. El Presidente y el Secretario serán designados por el voto de la mayoría de sus miembros, y el Presidente no tendrá el voto de calidad en caso de empate. El Secretario podrá actuar como tal sin ser miembro del Comité de que se trate.

Artículo Trigésimo. Comité de Auditoría. El Comité de Auditoría, de ser designado por el Consejo de Administración de la Sociedad, tendrá las funciones y facultades siguientes:

1.                                     Ser responsable directo de la designación, compensación y vigilancia del trabajo realizado por parte del auditor de la Sociedad;

2.                                     Establecer los procedimientos para (i) la recepción, atención y tratamiento de quejas que reciba la Sociedad respecto a contabilidad, controles internos de contabilidad o asuntos de auditoría; y (ii) la presentación anónima y confidencial de los empleados respecto a situaciones contables cuestionables o asuntos de auditoría;

3.                                     Contratar abogado independiente y demás consejeros según lo estime necesario para desempeñar sus funciones y solicitar a la Sociedad que los provea de fondos suficientes para el pago de las compensaciones de dicho abogado o consejero;

4.                                     Ser responsable directo por la vigilancia del cumplimiento por parte de los miembros de Consejo de Administración y los directores de primer nivel de la Sociedad y sus subsidiarias respecto a lo establecido en los presentes estatutos, los estatutos de cualquiera de sus subsidiarias, la ley aplicable y cualesquier lineamientos emitidos en relación con lo anterior;

5.                                     Ser responsable directo por la vigilancia del cumplimiento de las prácticas corporativas que se establecen en los presentes estatutos y en los estatutos de cualquiera de las subsidiarias de la Sociedad, y la protección de los derechos minoritarios que aquí se establezcan o que se establezcan en los estatutos de cualquiera de las subsidiarias de la Sociedad;

6.                                     Emitir recomendaciones a la Asamblea General de Accionistas o al Consejo de Administración, según corresponda, con respecto a la remoción de miembros del Consejo de Administración, Comisario(s) y directores de la Sociedad y sus subsidiarias por violaciones a la ley aplicable, estos estatutos sociales, los estatutos sociales de cualquiera de sus subsidiarias, cualquier lineamiento emitido en relación con lo anterior o a las estipulaciones establecidas en relación con las prácticas corporativas y la protección de los derechos minoritarios que se establezcan en la ley aplicable, estos estatutos sociales, los estatutos sociales de cualquiera de las subsidiarias de la Sociedad o los lineamientos emitidos en relación con lo anterior, o según los considere conveniente;

7.                                     Autorizar regulaciones de control interno y procedimientos administrativos de la Sociedad o sus subsidiarias;

8.                                     Ser responsable directo por la vigilancia de las operaciones de la Sociedad o sus subsidiarias con afiliadas, y asegurar que dichas operaciones estén sujetas a las condiciones de mercado y las buenas prácticas mercantiles;

9.                                     Emitir un reporte sobre sus actividades a la Asamblea General Ordinaria de Accionistas y, al menos, una vez al año al Consejo de Administración, o en cualquier momento en que así lo requiera la Asamblea General de Accionistas o el Consejo de Administración o cuando el Comité considere que el Consejo de Administración o la Asamblea General de Accionistas debe de tener conocimiento de sus actividades; y

10.                              Solicitar al Consejo de Administración y a los directores de primer nivel de la Sociedad y sus subsidiarias reportes con respecto a sus actividades según lo considere necesario para evaluar su desempeño y para emitir su reporte a la Asamblea General de Accionistas y al Consejo de Administración.

Artículo Trigésimo Primero. Comité de Compensaciones. El Comité de Compensaciones, de ser designado por el Consejo de Administración de la Sociedad, tendrá las funciones y facultades siguientes:

1.                                     Proporcionar al Consejo de Administración con las recomendaciones necesarias en relación con el programa de reclutamiento e incentivos para directores de la Sociedad;

2.                                     Proponer a la Asamblea de Accionistas o al Consejo de Administración, según sea el caso, la compensación para los miembros del Consejo de Administración, el o los Comisarios y los directores de la Sociedad;

3.                                     Llevar a cabo las consultas con terceros expertos en temas de compensación, con el objeto de adoptar cualesquiera decisiones que se pudieren llegar a necesitar;

4.                                     Emitir un reporte sobre sus actividades a la Asamblea General Ordinaria de Accionistas y, al menos, una vez al año al Consejo de Administración, o en cualquier momento en que así lo requiera la Asamblea General de Accionistas o el Consejo de Administración o cuando el Comité considere que el Consejo de Administración o la Asamblea General de Accionistas debe de tener conocimiento de sus actividades; y

5.                                     Solicitar al Consejo de Administración y a los directores de primer nivel de la Sociedad y sus subsidiarias reportes con respecto a sus actividades según lo considere necesario para evaluar su desempeño y para emitir su reporte a la Asamblea General de Accionistas y al Consejo de Administración.

Capítulo VI

Vigilancia de la Sociedad

Artículo Trigésimo Segundo. Comisarios. La vigilancia de la Sociedad estará encomendada a uno o más Comisarios, designados por la Asamblea General Ordinaria de Accionistas. Los Comisarios podrán tener suplentes, según lo determine la Asamblea General Ordinaria de Accionistas. Los Comisarios podrán o no ser accionistas, podrán ser reelectos y desempeñarán sus cargos hasta que las personas designadas para substituirlos tomen posesión de los mismos.

Artículo Trigésimo Tercero. Facultades. Los Comisarios tendrán las facultades y obligaciones establecidas en los Artículos 166 (ciento sesenta y seis) y 169 (ciento sesenta nueve) de la Ley General de Sociedades Mercantiles.

Capítulo VII

Ejercicio Social; Información Financiera; Utilidades y Pérdidas

Artículo Trigésimo Cuarto. Ejercicio Social. En ningún caso el ejercicio social de la Sociedad podrá exceder de 12 (doce) meses y se computarán del 1° de enero al 31 de diciembre de cada año, salvo por el primer ejercicio social, el cual se computará a partir de la fecha de constitución de la Sociedad y hasta el 31 de diciembre del mismo año.

Artículo Trigésimo Quinto. Informe del Consejo de Administración. Al concluir cada ejercicio social, el Consejo de Administración será responsable de que la información requerida por el Artículo 172 (ciento setenta y dos) de la Ley General de Sociedades Mercantiles sea preparada y presentada ante la

Asamblea General Ordinaria de Accionistas y que los procedimientos establecidos por los Artículos 173 (ciento setenta y tres) y 177 (ciento setenta y siete) de dicha Ley sean cumplidos.

Artículo Trigésimo Sexto. Utilidades. Una vez que el balance y los estados financieros de la Sociedad hayan sido aprobados por la Asamblea General Ordinaria de Accionistas, las utilidades netas de cada ejercicio social serán distribuidas como sigue:

1.                                     Cuando menos, el 5% (cinco por ciento) será reservado para constituir el fondo de reserva a que se refiere el Artículo 20 (veinte) de la Ley General de Sociedades Mercantiles, hasta que dicho fondo sea igual a una quinta parte del capital social de la Sociedad;

2.                                     Las cantidades que se consideren necesarias o convenientes para constituir los fondos de reserva también pueden ser reservadas; y

3.                                     Las utilidades remanentes, si las hubiere, podrán ser distribuidas como dividendos a los accionistas de la Sociedad, según lo determine la Asamblea General Ordinaria de Accionistas.

Artículo Trigésimo Séptimo. Accionistas Fundadores. Los accionistas fundadores no se reservan derecho de participación especial en las utilidades de la Sociedad.

Artículo Trigésimo Octavo. Pérdidas. Las pérdidas, si las hubiere, serán primeramente absorbidas por los accionistas proporcionalmente al número de acciones propiedad de cada accionista, y dicha responsabilidad estará limitada hasta por el monto total de las aportaciones de cada accionista.

Capítulo VIII

Disolución y Liquidación

Artículo Trigésimo Noveno. Disolución. La Sociedad se disolverá por cualquiera de los siguientes casos:

1.                                     Expiración del plazo establecido en estos estatutos;

2.                                     Por ser imposible desempeñar el objeto de la Sociedad;

3.                                     Por resolución aprobada por la Asamblea General Extraordinaria de Accionistas de conformidad con los presentes estatutos;

4.                                     En caso de que el número de accionistas sea inferior a 2 (dos);

5.                                    Por pérdida de dos terceras partes del capital social de la Sociedad; y

6.                                    Cualquier otro supuesto establecido por la legislación Mexicana aplicable.

Artículo Cuadragésimo. Liquidación. Disuelta la Sociedad se pondrá en liquidación. La liquidación se encomendará a uno o más liquidadores nombrados por los accionistas en Asamblea General Extraordinaria de Accionistas. Para tal efecto, los accionistas deberán especificar los poderes de dicho liquidador o liquidadores, las contraprestaciones que les corresponderán a los mismos, el periodo que tendrán para desempeñar sus funciones y las bases generales a las que se sujetarán las acciones de los liquidadores.

Artículo Cuadragésimo Primero. Asambleas de Accionistas. Durante el periodo de liquidación, las Asambleas de Accionistas se celebrarán según se establece en los presentes estatutos. Los liquidadores de la Sociedad asumirán las facultades con las que cuenta el Consejo de Administración durante la existencia ordinaria de la Sociedad, con los requerimientos especiales requeridos por la propia liquidación. Los Comisarios de la Sociedad desempeñarán sus mismas funciones y deberes y mantendrán, con respecto al liquidador o liquidadores, una relación idéntica a la mantenida con el Consejo de Administración de la Sociedad.

Hasta en tanto no se haya inscrito el nombramiento del liquidador o liquidadores en el Registro Público de Comercio del domicilio social, y los liquidadores hayan iniciado con el ejercicio de sus deberes, el Consejo de Administración continuará con sus actividades, pero en ningún momento podrá iniciar nuevas operaciones.

Capítulo IX

Legislación Aplicable

Artículo Cuadragésimo Segundo. Legislación Aplicable. Para cualquier asunto que no esté expresamente previsto por estos estatutos, aplicarán las disposiciones establecidas por la Ley General de Sociedades Mercantiles.

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